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                                                                    Exhibit 99.1



Name and Address of Reporting Person:              Mark L. First
                                                   320 Park Avenue, 22nd Floor
                                                   New York, NY  10022

Issuer Name and Ticker or Trading Symbol:    Providence Service Corp (PRSC)

Date of Earliest Transaction Required to be Reported (Month/Day/Year): 3/30/2004

1. In the reported transactions, Eos Partners SBIC, L.P. sold 1,301,960 shares of the reported securities and Eos Partners SBIC II, L.P. sold 239,247 shares of the reported securities. After the transactions reported in this filing, Eos Partners SBIC, L.P. directly beneficially owns 195,294 shares of the reported securities and Eos Partners SBIC II, L.P. directly beneficially owns 35,887 shares of the reported securities.

2. Mark First is a Managing Director of Eos Management, Inc., a wholly-owned subsidiary of Eos Partners, L.P., and a limited partner of Eos Partners, L.P. Eos Partners, L.P. is the sole stockholder of Eos SBIC, Inc., which is the general partner of Eos SBIC General, L.P., which in turn is the general partner of Eos Partners SBIC, L.P. Accordingly, Mr. First may be deemed to indirectly beneficially own the reported securities, which are directly owned by Eos Partners SBIC, L.P. Mr. First disclaims beneficial ownership of all such securities.

3. Mr. First is a Managing Director of Eos Management, Inc., a wholly-owned subsidiary of Eos Partners, L.P., and a limited partner of Eos Partners, L.P. Eos Partners, L.P. is the sole stockholder of Eos SBIC II, Inc., which is the general partner of Eos SBIC General II, L.P., which in turn is the general partner of Eos Partners SBIC II, L.P. Accordingly, Mr. First may be deemed to indirectly beneficially own the reported securities, which are directly owned by Eos Partners SBIC II, L.P. Mr. First disclaims beneficial ownership of all such securities.

4. The filing of this statement shall not be construed as an admission (a) that the person filing this Statement is, for the purposes of Section 16 of the Securities Exchange Act of 1934 (as amended), the beneficial owner of any equity securities covered by this Statement, or (b) that this Statement is legally required to be filed by such person.